UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Wilbur Street	11563
Lynbrook, NY
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:516.593.7000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

Item 1.01.             Entry into a Material Definitive Agreement

Effective as of November 15, 2018, Advance Biofactures Corporation, a wholly-owned subsidiary of the Company, entered into an offer letter with Dr. Ronald Law (the “Offer Letter”) to serve as Senior Vice President of Business Development on an at will basis. Dr. Law has been consulting for the Company since July 15, 2018.

Per the terms of the Offer Letter, Dr. Law’s compensation is $270,000 on an annualized basis, or $22,500 monthly. Dr. Law is eligible to receive a $75,000 signing bonus, payable within four weeks of the commencement date of Dr. Law’s employment, provided he remains employed on the payment date. Dr. Law’s employment will be at 75% of full time because he is permitted, subject to certain specified conditions, to provide consulting services to his previous employer, Oramed Pharmaceuticals Inc., for a maximum of one year from the effective date of the Offer Letter.

Dr. Law was granted an option to purchase 50,000 shares of the Company’s common stock under our Amended and Restated 2001 Stock Option Plan at $57.48 per share. This option vests over four years starting on the first anniversary of Dr. Law’s commencement date.

The Offer Letter also provides that Dr. Law will be eligible to receive a performance-based bonus consisting of a cash payment of $25,000 and an option to purchase 25,000 shares of the Company’s common stock upon the achievement of a certain licensing-based milestone. The cash portion will be payable within fifteen days of the completion of such milestone. The options will vest over four years starting on the first anniversary of the milestone completion date.

Also under the Offer Letter, Dr. Law may be eligible to participate in the Advance Biofactures Corporation employee benefit plans that are offered by the Company to our executives and employees from time to time, subject to the terms and conditions of such benefit plans, including any eligibility requirements. Finally, Dr. Law is entitled to ten days of vacation annually and has certain operating and travel expense reimbursement benefits.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter that will be filed subsequently as an exhibit to our Annual Report on Form 10-K.

Item 8.01.             Other Events

On November 15, 2018, the Company announced the hiring of Dr. Law as Senior Vice President of Business Development. A press release regarding the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.             Financial Statements and Exhibits

(d)             Exhibits.

Exhibit	Description

99.1	Press Release dated November 15, 2018

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2018

BioSpecifics Technologies Corp.

By:	/s/ Thomas L. Wegman
Name: Thomas L. Wegman
Title: President